Exhibit 99.1

Synchronoss Technologies Reports Third Quarter 2024 Results

Third Quarter Revenue Grew 8% Year-Over-Year to $43.0 Million, Including 92.2% Recurring Revenue

GAAP Gross Margin Expands to 69.6%; Adjusted Gross Margin Rises to 79.6%

Introduced the Latest Version of Synchronoss Personal Cloud™ Platform

BRIDGEWATER, NJ - November 12, 2024 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in Personal Cloud platforms, today reported financial results for its third quarter ended September 30, 2024.

Third Quarter and Recent Operational Highlights
•Reported total revenue of $43.0 million, driven primarily by 5.1% subscriber growth year-over-year.
•Quarterly results included net loss of $(5.7) million, $5.5 million in income from operations, $(27) thousand in free cash flow, and $12.7 million in adjusted EBITDA.
•Signed a 3-year extension with SFR to continue offering our Personal Cloud storage platform to their 27 million subscriber base.
•Introduced the latest version of our Personal Cloud platform, which introduced several enhanced features and AI-capabilities including Memories, AI-Enhanced Genius with One-Click Editing, and improved backups.
•Rolled out auto-scaling, driving additional financial and operating efficiencies for both Synchronoss and several of its major customers.

Management Commentary
“We continue to make strong progress in strengthening our financial performance and customer relationships, including the signing of a three-year extension with SFR for our Personal Cloud platform, as well as delivering year-over-year improvements in key financial results. In the third quarter, our 8% year-over-year revenue growth was driven by 5.1% year-over-year subscriber growth, and resulted in the achievement of approximately 37% adjusted EBITDA growth compared to the prior year period. As a result of the continuing positive progress we have achieved in our financial results, we are pleased to be in a position to increase our full year guidance for revenue, adjusted gross margin, recurring revenue, and adjusted EBITDA,” stated Jeff Miller, President and CEO of Synchronoss. “We also released the latest version of our Personal Cloud platform, which builds upon our already robust platform and gives users upgrades they have asked for, as well as enhancements to usability and core backup features. We are always listening to our subscribers and carrier partners in order to add features that users want while enhancing the security, operating efficiency, and functionality of our Personal Cloud platform.”

Third Quarter 2024 Financial Results:
On October 31, 2023, the Company entered into an Asset Purchase Agreement to divest its Messaging and NetworkX businesses. As such, unless otherwise noted, all financial metrics herein represent continuing operations, except for comparative purposes to the Consolidated Statements of Cash Flows for full year 2023, which were presented for the whole company at the time.

•Total revenue increased to $43.0 million from $39.8 million in the prior year period, driven primarily by 5.1% cloud subscriber growth.
•Quarterly recurring revenue was 92.2% of total revenue, compared to 89.5% in the prior year period.
•Gross profit increased 14.3% to $29.9 million (69.6% of total revenue) from $26.2 million (65.8% of total revenue) in the prior year period.
•Adjusted Gross profit increased 12.4% to $34.2 million (79.6% of total revenue) from $30.4 million (76.4% of total revenue) in the prior year period.
•Income (loss) from operations was $5.5 million, a significant improvement from a loss of $(3.8) million in the prior year period.
•Net loss was $(5.7) million, or $(0.56) per share, compared to $(5.2) million, or $(0.53) per share, in the prior year period, driven primarily by the negative impact of $5.5 million in realized and unrealized foreign exchange.
•Adjusted EBITDA (a non-GAAP metric reconciled below) increased 36.8% to $12.7 million (29.5% of total revenue) from $9.2 million (23.2% of total revenue) in the prior year period.
•Cash and cash equivalents were $25.2 million at September 30, 2024, compared to $23.6 million at June 30, 2024. In the third quarter of 2024, free cash flow was $(27.0) thousand and adjusted free cash flow was $1.8 million, compared to $1.1 million and $3.9 million, respectively, in the prior year period. The Company did not receive additional U.S. federal tax refunds during the period, leaving its remaining anticipated balance due at approximately $28 million plus applicable interest, which is expected to be received in 2025.

2024 Financial Outlook
The Company is revising its 2024 outlook items upwards to more accurately reflect current expectations:

•Revenue range of between $172 and $175 million (previously $170 to $175 million), which equals a range of 6%-8% growth year-over-year.
•The Company now expects adjusted Gross Margin of between 77%-78% (previously 73%-77%).
•The Company now expects adjusted EBITDA of between $47 million and $48 million (previously $43 million to $46 million), which equals at least 27% adjusted EBITDA margin.
•Recurring revenue of between 90%-92% of total revenue (previously 85%-90%).
•Due to the delayed timing of the anticipated tax refund, the Company is updating the net cash flow outlook to be approximately $5 million this year. This does not reflect any change in efficiency of the business, operating expenses or cash outflows.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward looking statements related to adjusted EBITDA, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, other income, other expense, (provision) benefit for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, gain (loss) on divestitures, net (loss) income attributable to redeemable non-controlling interests.

Conference Call
Synchronoss will hold a conference call today, November 12, 2024, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Dial-In Number: 877-451-6152 (domestic) or 201-389-0879 (international)
Conference ID: 13749828

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/cdh2nqv9/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, and adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities). The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, litigation, remediation and refiling costs and depreciation and amortization, interest income, interest expense, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, and net loss (income) attributable to non-controlling interests, and preferred dividends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, expected to be filed with the SEC in the fourth quarter of 2024. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
SNCRIR@icrinc.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$25,228	$24,572
Accounts receivable, net	19,263	23,477
Operating lease right-of-use assets	9,596	14,791
Goodwill	184,815	183,908
Other assets	60,796	63,589
Total assets	$299,698	$310,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$38,180	$46,602
Debt, current	1,875	—
Deferred revenues	1,498	1,095
Debt, non-current	184,527	136,215
Operating lease liabilities, non-current	18,416	23,593
Other liabilities	7,399	4,898
Preferred stock	—	58,802
Redeemable non-controlling interest	12,500	12,500
Stockholders’ equity	35,303	26,632
Total liabilities and stockholders’ equity	$299,698	$310,337

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$42,964	$39,790	$129,387	$122,794
Costs and expenses:
Cost of revenues[1]	8,975	9,478	29,599	31,926
Research and development	10,333	9,304	32,560	35,322
Selling, general and administrative	13,755	20,285	39,800	53,507
Restructuring charges	—	28	267	391
Depreciation and amortization	4,386	4,482	12,773	12,478
Total costs and expenses	37,449	43,577	114,999	133,624
Income (loss) from operations	5,515	(3,787)	14,388	(10,830)
Interest income	165	149	556	370
Interest expense	(5,526)	(3,482)	(12,529)	(10,397)
Other (expense) income, net	(5,241)	4,456	(210)	1,213
(Loss) income from continuing operations, before taxes	(5,087)	(2,664)	2,205	(19,644)
Provision for income taxes	(628)	(23)	(3,939)	(850)
Net loss from continuing operations	(5,715)	(2,687)	(1,734)	(20,494)
Discontinued operations:
Income from discontinued operations, before taxes	—	851	—	224
Provision for income taxes	—	(843)	—	(1,858)
Net income (loss) from discontinued operations	—	8	—	(1,634)
Net loss	(5,715)	(2,679)	(1,734)	(22,128)
Net income (loss) attributable to redeemable non-controlling interests	14	(18)	14	10
Preferred stock dividend and gain on repurchase of preferred stock	—	(2,474)	(1,562)	(7,423)
Net loss attributable to Synchronoss	$(5,701)	$(5,171)	$(3,282)	$(29,541)
Earnings (loss) per share:
Basic:
Net loss from continuing operations	$(0.56)	$(0.53)	$(0.33)	$(2.87)
Net loss from discontinued operations	—	—	—	(0.17)
Basic	$(0.56)	$(0.53)	$(0.33)	$(3.04)
Diluted:
Net loss from continuing operations	$(0.56)	$(0.53)	$(0.33)	$(2.87)
Net loss from discontinued operations	—	—	—	(0.17)
Diluted	$(0.56)	$(0.53)	$(0.33)	$(3.04)
Weighted-average common shares outstanding:
Basic	10,095	9,809	9,994	9,716
Diluted	10,095	9,809	9,994	9,716
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Nine Months Ended September 30,
	2024	2023
Net loss from continuing operations	$(1,734)	$(20,494)
Net loss from discontinued operations	—	(1,634)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Non-cash items	23,450	34,362
Changes in operating assets and liabilities	(6,511)	7,002
Net cash provided by operating activities	15,205	19,236
Investing activities:
Purchases of fixed assets	(1,038)	(1,229)
Purchases of intangible assets and capitalized software	(9,864)	(14,660)
Other investing activities	1,793	—
Net cash used in investing activities	(9,109)	(15,889)
Financing activities:
Net cash used in financing activities	(5,384)	(7,496)
Effect of exchange rate changes on cash	(56)	(198)
Net decrease in cash and cash equivalents	$656	$(4,347)

Beginning cash and cash equivalents from continuing operations	24,572	18,310
Beginning cash and cash equivalents from discontinued operations	—	3,611
Beginning cash and cash equivalents	24,572	21,921
Ending cash and cash equivalents from continuing operations	25,228	14,088
Ending cash and cash equivalents from discontinued operations	—	3,486
Ending cash and cash equivalents	$25,228	$17,574

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$42,964	$39,790	$129,387	$122,794
Less: Cost of revenues	8,975	9,478	29,599	31,926
Less: Restructuring[1]	—	—	—	92
Less: Depreciation and amortization[2]	4,068	4,136	11,792	11,444
Gross profit	29,921	26,176	87,996	79,332
Gross margin	69.6%	65.8%	68.0%	64.6%

Add / (Less):
Stock-based compensation expense[1]	164	62	258	214
Restructuring, transition and cease-use lease expense[1]	29	37	585	634
Depreciation and amortization[2]	4,068	4,136	11,792	11,444
Adjusted gross profit	$34,182	$30,411	$100,631	$91,624
Adjusted gross margin	79.6%	76.4%	77.8%	74.6%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net loss attributable to Synchronoss	$(5,701)	$(5,171)	$(3,282)	$(29,541)
Less: Net (income) loss from discontinued operations	—	(8)	—	1,634
GAAP Net loss attributable to Synchronoss excluding discontinued operations	(5,701)	(5,179)	(3,282)	(27,907)
Add / (Less):
Stock-based compensation expense	3,021	1,038	5,376	3,889
Restructuring, transition and cease-use lease expense	157	203	2,957	3,561
Amortization expense[1]	273	272	819	806
Sublease receivable impairment	—	—	806	—
STI Note receivable impairment	—	4,834	—	4,834
Change in contingent consideration	—	824	—	1,483
Litigation, remediation and refiling costs, net	(425)	1,654	247	5,997
Non-GAAP Net (loss) income attributable to Synchronoss	$(2,675)	$3,646	$6,923	$(7,337)

Non-GAAP Net (loss) income per share:
Basic	$(0.26)	$0.37	$0.69	$(0.76)
Diluted	$(0.26)	$0.35	$0.66	$(0.76)
Weighted-average shares outstanding:
Basic	10,095	9,809	9,994	9,716
Diluted	10,095	10,536	10,455	9,716
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net (loss) income attributable to Synchronoss	$(5,701)	$78	$2,341	$(35,001)	$(5,171)	$(3,282)	$(29,541)
Add / (Less):
Stock-based compensation expense	3,021	1,245	1,110	501	1,037	5,376	3,888
Restructuring, transition and cease-use lease expense	157	2,333	467	4,140	203	2,957	3,561
Sublease receivable impairment	—	806	—	—	—	806	—
STIN Note receivable impairment	—	—	—	—	4,834	—	4,834
Change in contingent consideration	—	—	—	—	824	—	1,483
Litigation, remediation and refiling costs, net	(425)	291	381	807	1,654	247	5,997
Net loss (income) from discontinued operations	—	—	—	2,501	(8)	—	1,634
Loss on sale of discontinued operations	—	—	—	16,382	—	—	—
Depreciation and amortization	4,386	4,028	4,359	4,352	4,482	12,773	12,478
Interest income	(165)	(183)	(208)	(56)	(149)	(556)	(370)
Interest expense	5,526	3,486	3,517	3,566	3,482	12,529	10,397
Other expense (income), net	5,241	(1,220)	(3,811)	6,341	(4,456)	210	(1,213)
Provision (benefit) for income taxes	628	2,708	603	3,893	23	3,939	850
Net (income) loss attributable to non-controlling interests	(14)	(5)	5	(26)	18	(14)	(10)
Preferred stock dividend and gain on repurchase of preferred stock	—	(567)	2,129	2,584	2,474	1,562	7,423
Adjusted EBITDA (non-GAAP)	$12,654	$13,000	$10,893	$9,984	$9,247	$36,547	$21,411

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$3,365	$6,680	$15,205	$19,236
Add / (Less):
Capitalized software	(3,250)	(5,310)	(9,864)	(14,660)
Property and equipment	(142)	(235)	(1,038)	(1,229)
Free Cashflow	(27)	1,135	4,303	3,347
Add: Litigation and remediation costs, net	714	2,425	3,720	7,609
Add: Restructuring	1,092	302	3,303	2,403
Adjusted Free Cashflow	$1,779	$3,862	$11,326	$13,359